Sibanye
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Factsheet

https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition

Sibanye furthers its strategic vision of creating superior value for all stakeholders

Proposed acquisition of Stillwater for $2.2bn in cash

- Enhances the asset base - high grade, low cost assets with growth potential - **becoming a globally competitive South African mining champion**
- Assets are **value accretive** (based on management's due diligence)
- Sibanye well positioned to benefit from expected robust **long-term PGM market fundamentals**
- Transforms Sibanye to **a top 4 PGM (4E) and top 3 palladium producer globally**
- Positions Sibanye shareholders for a **potential re-rating**
- Creates a **premier, global, Gold & PGM** mining Company



SIBANYE

Headquarters: Westonaria, South Africa

Employees: 60,000

Key Commodities: Gold & PGMs

Financial Highlights:

- 2015 Revenue: R22.7bn / $1.7bn[1]
- 2015 Operating Cash Flow: R3.5bn / $276m[1]
- Market Cap R26bn / $1.92bn[2]

Top 10 gold producer globally

STILLWATER

Headquarters: Colorado, USA

Employees: 1,400

Key Commodities: Palladium & Platinum

Financial Highlights:

- 2015 Revenue: $726m
- 2015 Operating Cash Flow: $110m
- Market Cap $1.78bn

One of the lowest cost producers in the industry

1) *The average exchange rate during the relevant period as reported by I-Net Bridge – R/$ 12.75*
2) *As at 08 December 2016 – R/$13.66*

CONSIDERATION

- $18.00 per share in cash, or $2.2bn for all outstanding common stock of Stillwater
- 23% premium to prior day close; 20% premium to 20-day VWAP as of 8 December
- Total consideration of $2.7bn, including repayment of $0.5 bn convertible notes with make-whole adj.
- Financing: $2.7bn bridge financing from Citi and HSBC

https://www.sibanyegold.co.za/investors/transactions/stillwater-acquisition

> *"This is a transformative transaction at a positive time in the cycle. With world-class operating assets and resource base, we are creating a cash flow generative, South African mining champion competing on a global stage."*
>
> *- Neal Froneman, CEO of Sibanye*

United States

East Boulder Mine (Underground)

Location: Montana
Production '15A: 201koz 2E
Cash Costs '15A: $528/oz[1]
Estimated Mine Life: 25+ years

Stillwater Mine (Underground)

Location: Montana
Production '15A: 320koz 2E
Cash Costs '15A: $506/oz[1]
Estimated Mine Life: 25+ years

Blitz Development (Underground)

Location: Montana
First Production: Late 2017/early 2018
Production Target: 270/330koz2E
Remaining Capex:
– c.$75-95mto 1st production
– c.$150m in total



PGM Metallurgy Complex & Recycling Facility

- Consists of smelter and refinery located in Montana
- **Among the world's largest and most advanced PGM recycling operations**
- Recycled volumes '15A: 340koz PGM[2]

Gold Concentrators and Smelters

- Sibanye concentrates and smelts gold rich ore at the Kloof, Driefontein and Beatrix mines located in Westonaria, Gauteng
- Gold rich concentrate is transported to rand refinery in Johannesburg to be further refined

Southern Africa

Sibanye – Gold Operations

Production '15A: 1.5moz
Cash Costs '15A: $848/oz
Current operating mines:

- Kloof Gold Mine
- Beatrix Gold Mine
- Driefontein Gold Mine
- Cooke

Sibanye – PGM Operations

Production '15A: 1.1moz 4E
Cash costs Q316[2]: $678/oz
Current operating mines:

- Kroondal
- Mimosa
- Rustenburg
- Platinum Mile

[1]Total cash costs per PGM mined ounce, net of by-product and recycling credits (Non-GAAP).
[2]PGM assets acquired in 2016, Q3 operating result

Achieving operational excellence through aligned management, shared values and similar culture

SIBANYE

Sibanye is the largest individual producer of gold from South Africa and is one of 10 largest gold producers globally as well as the world's fifth largest producer of PGMs.

Sibanye strives to provide superior value creation for all stakeholders through mining multi-commodity resources in a safe and healthy environment.

Sibanye has a track record of delivering responsible, sustainable and operational growth, providing superior shareholder returns.

STILLWATER

Stillwater Mining Company is the only and largest producer of PGMs in the United States.

The Stillwater mines are located in the JM-reef in Montana where the high grade PGM or is extracted.

Stillwater is known for environmental excellence and is a competitive differentiator, positioning the company as a supplier-of-choice.

Stillwater has a disciplined focus on mining economically viable ounces and improving cash generation.

Notice This document is for informational purposes only and does not constitute an offer to sell, or a solicitation of offers to purchase or subscribe for, securities in the United States or any other jurisdiction. Any securities referred to herein have not been, and will not be, registered under the US Securities Act of 1933 and may not be offered, exercised or sold in the United States absent registration or an applicable exemption from registration requirements. This document does not constitute the solicitation of any vote, proxy or approval. In connection with the proposed transaction, Sibanye Gold Limited (“Sibanye”) intends to post to its shareholders a JSE Limited (“JSE”) Category 1 circular subject to the approval of the circular by the JSE and Stillwater Mining Company (“Stillwater”) intends to file with the Securities and Exchange Commission (the “SEC”) relevant materials, including a proxy statement. The JSE Category 1 circular and other relevant documents will be sent or otherwise disseminated to Sibanye’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF SIBANYE ARE ADVISED TO READ THE JSE CATEGORY 1 CIRUCLAR AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant documents will be sent or otherwise disseminated to Stillwater’s shareholders and will contain important information about the proposed transaction and related matters. SHAREHOLDERS OF STILLWATER ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, Sibanye shareholders may obtain free copies of the JSE Category 1 circular by going to Sibanye’s website at www.sibanye.co.za. The proxy statement and other relevant documents may also be obtained, free of charge, on the SEC's website (http://www.sec.gov), when available. Stillwater shareholders may obtain free copies of the proxy statement once it is available from Stillwater by going to Stillwater’s website at www.Stillwater.com. Sibanye, Stillwater and their respective directors and officers may be deemed participants in the solicitation of proxies of Sibanye’s and Stillwater’s respective shareholders in connection with the proposed transaction. Sibanye’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Sibanye in Sibanye’s Annual Report on Form 20-F, for the fiscal year ended December 31, 2015, which was filed with the SEC on March 21, 2016. Stillwater’s shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of Stillwater in Stillwater’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on February 22, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the proxy statement that Stillwater intends to file with the SEC. This document includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “target”, “will”, “forecast”, “expect”, “potential”, “intend”, “estimate”, “anticipate”, “can” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The forward-looking statements set out in this document involve a number of known and unknown risks, uncertainties and other factors, many of which are difficult to predict and generally beyond the control of Sibanye and Stillwater, that could cause Sibanye’s or Stillwater’s actual results and outcomes to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this document. Neither Sibanye nor Stillwater undertake any obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. This document is confidential and intended solely for the use of the individual or entity to whom it is addressed. You may not, nor are you authorised to, deliver this document, electronically or otherwise, to any other person. If you are not the intended recipient, you are hereby notified that any use or dissemination of this communication is strictly prohibited. If you have received this announcement in error, please notify us immediately.